Exhibit 99.1

Leidos to acquire power design firm ENTRUST, bolstering its energy infrastructure portfolio

•	Acquisition expands Leidos’ access to growing, resilient utility budgets

•	Adds complementary capabilities and customers, bringing Leidos into the utility gas and electric generation infrastructure markets

•	Projected to be immediately accretive to revenue growth and EBITDA margin

•	Leidos to host conference call on Monday, Jan. 26 at 8:00 a.m. ET

RESTON, Va. (Jan. 26, 2026) – Leidos (NYSE: LDOS) has signed a definitive agreement to acquire ENTRUST Solutions Group from Kohlberg for approximately $2.4 billion, accelerating Leidos’ position as a leading engineering solutions provider for utilities nationwide.

The acquisition will add new capabilities and effectively double the size of Leidos’ $600 million energy infrastructure engineering business, which has grown on average at double-digit rates while delivering double-digit margins for the past eight years.

For more than two decades, Leidos has provided world-class engineering services for commercial electric utilities with a focus on transmission and distribution. ENTRUST’s engineering expertise extends from points of generation to transmission and distribution across the power delivery spectrum of both gas and electric utilities. Acquiring ENTRUST will broaden Leidos’ base of utility clients and strengthen its ability to drive innovation across a broader, more diverse set of utility customers.

“ENTRUST’s engineering capabilities and customer base perfectly complement ours, and it has a consistent track record of growth and strong profitability,” said Leidos Chief Executive Officer Tom Bell. “This deal is a bold step forward in support of Leidos’ growth strategy and a national priority to expand America’s energy infrastructure, while improving reliability and resilience against aging systems and extreme weather events.”

“By joining Leidos, we’re uniting world-class power and energy engineering expertise to create a leading end-to-end infrastructure platform,” said Adam Biggam, CEO at ENTRUST. “Our combined 5,500+ energy professionals will have the resources, technology and reach to tackle the most complex challenges facing the utility and power markets today.”

Engineering and technology for secure energy infrastructure is a strategic focus for Leidos under its NorthStar 2030 growth strategy. U.S. utilities are projected to invest $1 trillion over the next decade in a modernization surge to meet growing demands for power and a national priority to strengthen and secure the U.S. electrical grid.

Transaction Details

The transaction is expected to be immediately accretive to Leidos’ revenue growth and adjusted EBITDA margin and accretive to non-GAAP diluted earnings per share in 2027.

Leidos expects to fund the all-cash $2.4B transaction through a combination of new debt, cash on hand and commercial paper.

Approvals and Timing

The transaction is expected to close by the end of the second quarter of 2026, subject to customary closing conditions, including receipt of regulatory approvals.

Advisors

Leidos retained Citi as financial advisor, Davis Polk & Wardwell LLP as legal advisor and PwC as accounting advisor in connection with the transaction.

Conference Call & Webcast

Leidos management will host a conference call beginning at 8:00 a.m. ET Monday, Jan. 26, 2026 to discuss the transaction. The company offers a live and replay audio broadcast of the conference call with corresponding press release, presentation materials and supplemental information at http://ir.leidos.com. To listen via telephone, please follow this link.

An archived version of the webcast will be available on the Leidos Investor Relations website at http://ir.leidos.com until Jan. 26, 2027.

About Leidos

Leidos is an industry and technology leader serving government and commercial customers with smarter, more efficient digital and mission innovations. Headquartered in Reston, Virginia, with 47,000 global employees, Leidos reported annual revenues of approximately $16.7 billion for the fiscal year ended Jan. 3, 2025.

About ENTRUST Solutions Group

ENTRUST Solutions Group’s 3,100+ professionals across 40+ locations in North America provide comprehensive and dependable engineering, consulting, design, asset integrity, data solutions and automation services to utilities, operators and industrial customers with excellence from start to finish. For more information, visit www.entrustsol.com.

Media contact:

Victor Melara

Senior Media Relations Manager

703.431.4612

victor.a.melara@leidos.com

Investor Relations:

Stuart Davis

571.526.6124

ir@leidos.com

Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Actual performance and results may differ materially from those results anticipated by our guidance and other forward-looking statements made in this release depending on a variety of factors, including, but not limited to: our ability to complete and integrate this transaction; our ability to complete the intended permanent financing; developments in the U.S. government defense and non-defense budgets, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, future delays in the U.S. government budget process, or the U.S. government’s failure to raise the debt ceiling, which increases the possibility of a default by the U.S. government on its debt obligations, related credit-rating downgrades, or an economic recession; uncertainties in tax due to new tax legislation or other regulatory developments; deterioration of economic conditions or weakening in credit or capital markets; uncertainty in the consequences of current and future geopolitical events; inflationary pressures and fluctuations in interest rates; delays in the U.S. government contract procurement process or the award of contracts and delays or loss of contracts as a result of competitor protests; changes in U.S. government procurement rules, regulations and practices; our compliance with various U.S. government and other government procurement rules and regulations; governmental reviews, audits and investigations of our company; our ability to effectively compete and win contracts with the U.S. government and other customers; our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence; our reliance on information technology spending by hospitals/healthcare organizations; our reliance on infrastructure investments by industrial and natural resources organizations; energy efficiency and alternative energy sourcing investments; investments by U.S. government and commercial organizations in environmental impact and remediation projects; the effects of an epidemic, pandemic or similar outbreak may have on our business, financial position, results of operations and/or cash flows; our ability to attract, train and retain skilled employees, including our management team, and to obtain security clearances for our employees; our ability to accurately estimate costs, including cost increases due to inflation, associated with our firm-fixed-price contracts and other contracts; resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues; cybersecurity, data security or other security threats, system failures or other disruptions of our business; our compliance with international, federal, state and local laws and regulations regarding privacy, data security, protection, storage, retention, transfer, disposal and other processing, technology protection and personal information; the damage and disruption to our business resulting from natural disasters and the effects of climate change; our ability to effectively acquire businesses and make investments; our ability to maintain relationships with prime contractors, subcontractors and joint venture partners; our ability to manage performance and other risks related to customer contracts; the failure of our inspection or detection systems to detect threats; the adequacy of our insurance programs, customer indemnifications or other liability protections designed to protect us from significant product or other liability claims, including cybersecurity attacks; our ability to manage risks associated with our international business; our ability to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and similar worldwide anti-corruption and anti-bribery laws and regulations; our ability to protect our intellectual property and other proprietary rights by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to prevail in litigation brought by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to declare or increase future dividends based on our earnings, financial condition, capital requirements and other factors, including compliance with applicable law and our agreements; our ability to grow our commercial health and infrastructure businesses, which could be negatively affected by budgetary constraints faced by hospitals and by developers of energy and infrastructure projects; our ability to successfully integrate acquired businesses; and our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks described in our Securities and Exchange Commission filings.